Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We hereby consent to the use in this Registration Statement on Form S-4 of InSight Health Services Holdings Corp. of our report dated September 22, 2005 relating to the financial statements and financial statement schedule of InSight Health Services Holdings Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
Orange County, California
October 28, 2005